Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Matrix Bancorp, Inc. listed below of our report dated February 23, 2001, with respect to the consolidated financial statements of Matrix Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 expected to be filed with the Securities and Exchange Commission on or about March 15, 2001:

1. Registration Statement Number 333-51516, filed with the Securities and Exchange Commission on December 8, 2000 pertaining to the Executive Deferred Compensation Plan of Matrix Bancorp, Inc.;

2. Registration Statement Number 333-40482, filed with the Securities and Exchange Commission on June 29, 2000 pertaining to the 1996 Amended and Restated Employee Stock Option Plan and the 1996 Employee Stock Purchase Plan of Matrix Bancorp, Inc.; and

3. Registration Statement Number 333-36671, filed with the Securities and Exchange Commission on September 29, 1997 pertaining to the 1996 Amended and Restated Employee Stock Option Plan and the 1996 Employee Stock Purchase Plan of Matrix Bancorp, Inc.


/s/ Ernst & Young LLP
Phoenix, Arizona
March 14, 2001